Torrid Announces Changes to Leadership Team and Board
Liz Muñoz Assumes New Role as Chief Creative Officer
Retail Veteran Lisa Harper Joins as Chief Executive Officer
Tanner MacDiarmid Named Interim CFO
Michael Shaffer Joins Board as an Independent Director and Chair of the Audit Committee
05/03/2022
CITY OF INDUSTRY, Calif. – Torrid Holdings Inc. (“Torrid” or the “Company”) (NYSE: CURV), a direct-to-consumer apparel, intimates, and accessories brand in North America for women sizes 10 to 30, today announced changes to the senior leadership team and Board of Directors, including the appointment of Liz Muñoz to a new role as Chief Creative Officer, the appointment of retail industry veteran Lisa Harper as Muñoz’s successor as Chief Executive Officer, and the appointment of Tanner MacDiarmid as Interim Chief Financial Officer, all effective immediately. In conjunction with these organizational changes, Torrid announced that Michael Shaffer, former CFO of PVH Corp., has joined the Board of Directors as an independent member and chair of the Audit Committee. The Company also expects to exceed its previously stated sales and adjusted EBITDA guidance for the first quarter of fiscal 2022.
In her new role, Ms. Muñoz will focus on product, design, product development, fabrication, sourcing, technical fit, creative marketing, and merchandising – all with the objective of applying her strategic approach to product to accelerate the Company’s growth trajectory. “I am really excited to be able to once again focus on providing outstanding product for our amazing customers,” Ms. Muñoz said.
“Liz has done a terrific job leading Torrid, including playing an important role in the Company’s successful initial public offering in 2021,” said Stefan Kaluzny, chairman of Torrid’s Board of Directors. “Liz is driven by her passion for product and Torrid’s customer, and we are thrilled to have her assume this critical new role at the Company.”
In addition to serving as CEO, Ms. Harper will remain a member of the Torrid Board of Directors. She has previously served as CEO of Belk, Hot Topic and Gymboree, among other leadership roles in the retail industry.
“Lisa brings tremendous direct-to-consumer experience to her new role at Torrid,” Mr. Kaluzny said. “Together Lisa and Liz will focus on driving strategic growth and value for all stakeholders. Liz’s focus on product and the customer combined with Lisa’s operational expertise create an outstanding team.”
Ms. Harper said, “It has been exciting to contribute to the evolution and innovation that has made Torrid an industry leader over the last decade. I look forward to partnering with Liz and the Torrid team in my new role to continue to drive tremendous growth.”
As previously announced, George Wehlitz retired from his role as CFO at the end of the first quarter of fiscal 2022 and is now serving as an advisor to ensure a smooth transition. Mr. MacDiarmid will serve as Interim Chief Financial Officer until the Company names a new Chief Financial Officer. His experience includes leadership roles as Partner at MERU, Senior Vice President at McKinsey & Company, and Senior Director at Alvarez & Marsal.
Chinwe Abaelu, Senior Vice President, Chief Accounting Officer, will serve as Principal Financial Officer from now until a new CFO joins Torrid.
Mr. Shaffer joins the Torrid Board of Directors’ Audit Committee as its Chair, serving alongside Theo Killion, the lead independent director, and Valeria Rico, also an independent director. Mr. Shaffer retired in September 2021 after serving 31 years with PVH in various leadership roles including CFO and Chief Operating Officer.

About Liz Muñoz

Ms. Muñoz served as Torrid’s CEO from August 2018 through April 2022. In connection with the transition to her new role, she has stepped down as a member of the Torrid Board of Directors. She previously served as Torrid’s President and before that as Senior Vice President of Product. Ms. Muñoz served as the President of Lucky Brand from 2007 to 2010 and Senior Vice President of Design and Merchandising Lucky Brand from 1997 to 2007. From 1987 to 1997, she held various design-related positions with Bongo Jeans, including Head of Design and Merchandising. Ms. Muñoz graduated from the Fashion Institute of Design & Merchandising.

About Lisa Harper

Lisa Harper has served as a member of Torrid’s board of directors and its predecessor since 2008. From July 2021 until May 2022, Ms. Harper served as Executive Chairperson of Belk, a privately-owned department store chain. Prior to that, Ms. Harper served as CEO of Belk from July 2016 through July 2021. Ms. Harper previously served as CEO of Torrid, its predecessor, and Hot Topic, from March 2011 until June 2016. From February 2001 to July 2006, she served in various capacities with The Gymboree Corporation, a publicly traded corporation operating a chain of specialty retail stores for children and women. Her roles at Gymboree included Chairman of the board of directors, from June 2002 to July 2006, Chief Creative Officer, from January 2006 to July 2006, Vice Chairman of the board of directors, from February 2001 to June 2002, and CEO, from February 2001 to January 2006. Ms. Harper has also held merchandising and design positions with several other clothing retailers, including Limited Too, Esprit, GapKids, Mervyn’s and Levi Strauss. She attended the University of North Carolina at Chapel Hill. Ms. Harper currently serves as a member of the board of directors of Belk and Hot Topic as well as Torrid.

About Tanner MacDiarmid

Mr. MacDiarmid serves as a Partner at MERU since April 2019, specializing in interim management for clients. He has served in various interim management roles, including as Interim CFO for a $3B specialty apparel retailer from April 2021 to April 2022. Mr. MacDiarmid previously held roles as Senior Vice President at McKinsey & Company from March 2017 to April 2019 and Senior Director at Alvarez & Marsal from May 2007 to March 2017. He received a B.A. in Economics with a minor in Accounting from University of California at Los Angeles and is a Certified Public Accountant.

About Chinwe Abaelu

Chinwe Abaelu has served as our Senior Vice President, Chief Accounting Officer since March 2022. Ms. Abaelu’s scope of responsibility includes Internal and External Financial Reporting, Internal Audit, Tax, and Accounting. Ms. Abaelu was Sr. Vice President, Finance from August 2021 to March 2022 and served as Vice President, Finance from April 2018 to July 2021. She was Sr. Director, Financial Reporting and Compliance between May 2016 and April 2018. Between 2006 and 2016, Ms. Abaelu served in various Finance leadership roles at Hot Topic. Prior to Hot Topic, Ms. Abaelu served in a Finance leadership role at Vendare Media Group and was an Audit and Business Advisory Services Manager at PricewaterhouseCoopers LLP prior to that. A Certified Public Accountant and Certified Internal Auditor, Ms. Abaelu holds a B.Sc. (Hons) degree in Accounting from the University of Nigeria.

About Michael Shaffer

Mr. Shaffer joined PVH in 1990 as a Financial Budget Manager and over the next 30 years worked his way up through the organization, gaining valuable experience and insights into both financial and business operations. He held various roles, including Director of Accounting Operations, Vice President and Controller, Senior Vice President of Operations, and Executive Vice President, Chief Operating Officer and Chief Financial Officer. In addition, Mr. Shaffer took on the additional responsibility at PVH of guiding the Building

Resources for African American Voices (BRAAVE) and served as the executive sponsor. He retired from PVH in September 2021. Mr. Shaffer completed his bachelor's degree in accounting from George Washington University and earned his CPA designation. He also served for five years on the Board of Directors of Build-A-Bear Workshop, where he was Chair of the Audit Committee.

About TORRID

TORRID is a direct-to-consumer brand of apparel, intimates and accessories in North America targeting the 25- to 40-year-old woman who is curvy and wears sizes 10 to 30. TORRID is focused on fit and offers high quality products across a broad assortment that includes tops, bottoms, denim, dresses, intimates, activewear, footwear and accessories.

Investors
ICR, Inc.
Jean Fontana
(646) 277-1214
IR@torrid.com
Media
Joele Frank, Wilkinson Brimmer Katcher
Michael Freitag / Arielle Rothstein / Lyle Weston
(212) 355-4449